NEWS RELEASE
For immediate release

Contact:	Robert Giammarco, Chief Financial Officer
(212) 978-2803

Odyssey Re Holdings Corp. Reports Second Quarter 2005 Results
Stamford, CT — July 28, 2005 — Odyssey Re Holdings Corp. (NYSE: ORH) today reported net income of $43.1 million, or $0.63 per diluted share, for the quarter ended June 30, 2005, compared to $59.1 million, or $0.85 per diluted share, for the quarter ended June 30, 2004. Operating income after taxes was $39.2 million, or $0.57 per diluted share, for the second quarter of 2005, compared to $38.0 million, or $0.55 per diluted share, for the second quarter of 2004. Operating income after taxes (1) excludes both net realized capital gains as reported and net realized capital gains of an equity investee included in net investment income, and the loss on an early extinguishment of debt. Included in second quarter 2005 and 2004 net income were after-tax net realized capital gains, including capital gains of an equity investee, which is recorded as investment income, of $6.0 million and $21.1 million, or $0.09 and $0.30 per diluted share, respectively.
Gross premiums written for the three months ended June 30, 2005 were $601.9 million, a decrease of 1.6% compared to $612.0 million for the three months ended June 30, 2004. The change was primarily attributable to a 15.8% decrease during the quarter in our U.S. reinsurance business, which is our largest unit, offset by a 44.1% increase in U.S. specialty insurance. Net premiums written during the second quarter of 2005 were $537.7 million, a decrease of 2.2% over the prior year’s second quarter net premiums written of $550.0 million. The combined ratio for the second quarter of 2005 was 95.9%, versus 94.8% for the comparable 2004 period.
Commenting on the second quarter, Andrew A. Barnard, President and Chief Executive Officer, stated, “We increased book value in the quarter to over $26 per share, reflecting the benefits of our underwriting discipline and total return investment approach. As market conditions become more challenging, we remain focused on prudently managing our capital.”
Total investment results, which include net investment income and net realized capital gains, amounted to $57.8 million before taxes in second quarter 2005, compared to $67.5 million in second quarter 2004. Net investment income, excluding net realized capital gains as reported and net realized capital gains of an equity investee included in net investment income, amounted to $48.7 million for the second quarter of 2005, compared to $35.1 million for the second quarter of 2004. Net pre-tax realized capital gains were $9.2 million for the second quarter of 2005, compared to $32.4 million for the second quarter of 2004. This includes pre-tax net realized capital gains of an equity investee, which is recorded as investment income, of $1.3 million for second quarter 2005. For the three months ended June 30, 2005, net cash flow from operations was $74.7 million, a $25.3 million decrease from $100.0 million for the three months ended June 30, 2004.
At June 30, 2005, total investments and cash were $5.6 billion, an increase of $361.0 million over March 31, 2005. Stockholders’ equity of $1.7 billion at June 30, 2005 increased $113.9 million, or 7.1%, compared to March 31, 2005. Book value per common share at June 30, 2005 was $26.42 as compared to $24.67 at March 31, 2005.
In May 2005, OdysseyRe issued $125.0 million of 6.875% senior notes due 2015. The proceeds from this debt offering are being used to redeem and/or repurchase the Company’s outstanding 4.375% convertible senior debentures due 2022 from time to time and for general corporate purposes. As of June 30, 2005, OdysseyRe repurchased $18.3 million principal value of its convertible senior debentures, resulting in a loss of $2.1 million after-tax. In the second quarter of 2005, OdysseyRe paid a cash dividend of $0.03125 per share on June 30, 2005 to stockholders of record at the close of business on June 16, 2005.
All references to earnings per share amounts are on a diluted basis, which includes the dilutive effect of the assumed conversion of the Company’s contingently convertible debt securities in accordance with the Emerging Issues Task Force Issue 4-08 (“EITF Issue 4-08”). The diluted earnings per share for prior periods have been restated to conform to the provisions of EITF Issue 4-08. Certain 2004 amounts have been reclassified on a basis consistent with the 2005 balance sheet presentation.

Odyssey Re Holdings Corp., 300 First Stamford Place, Stamford, CT 06902 — Phone: (203) 977-4700 — Fax: (202) 965-7990

(1)	“Operating income” after taxes is a non-GAAP financial measure often used to evaluate performance. Operating income after taxes is equal to net income, excluding net realized capital gains as reported, net realized capital gains of an equity investee included in net investment income, and the loss on an early extinguishment of debt. Although realized capital gains or losses are an integral part of the Company’s operations, the level recognized during any particular period can vary significantly. Management believes that providing operating income after taxes to investors is a useful supplement to GAAP information. A reconciliation of net income to operating income after taxes and related amounts per common share is as follows (in millions, except per share amounts):

	Three months ended, (unaudited)
	June 30, 2005		June 30, 2004
		Per Diluted		Per Diluted
	$	Share	$	Share
Net income	$43.1	$0.63	$59.1	$0.85
Net realized capital gains, after taxes	(5.1)	(0.07)	(21.1)	(0.30)
Net realized capital gains of an equity investee included in investment income, after taxes	(0.9)	(0.02)	—	—
Loss on early extinguishment of debt	2.1	0.03	—	—

Operating income, after taxes	$39.2	$0.57	$38.0	$0.55

	Six months ended, (unaudited)
	June 30, 2005		June 30, 2004
		Per Diluted		Per Diluted
	$	Share	$	Share
Net income	$79.3	$1.16	$118.0	$1.70
Net realized capital gains, after taxes	(5.2)	(0.07)	(43.7)	(0.62)
Net realized capital gains of an equity investee included in investment income, after taxes	(17.3)	(0.26)	(0.2)	—
Loss on early extinguishment of debt	2.1	0.03	—	—

Operating income, after taxes	$58.9	$0.86	$74.1	$1.08

# # #
Odyssey Re Holdings Corp. is a leading worldwide underwriter of property and casualty treaty, program and facultative reinsurance, as well as specialty insurance. OdysseyRe operates through its subsidiaries Odyssey America Reinsurance Corporation, Hudson Insurance Company, Clearwater Insurance Company, Hudson Specialty Insurance Company and Newline Underwriting Management Limited. The Company underwrites through offices in the United States, London, Paris, Singapore, Toronto and Latin America. Odyssey Re Holdings Corp. is listed on the New York Stock Exchange under the symbol, ORH.
# # #
Certain statements contained herein may constitute forward-looking statements and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: a reduction in net income if the Company’s loss reserves are insufficient; the occurrence of catastrophic events with a frequency or severity exceeding the Company’s estimates; the lowering or loss of one of the Company’s financial or claims-paying ratings, including those of the Company’s subsidiaries; an inability to realize the Company’s investment objectives; a decrease in the level of demand for the Company’s reinsurance or insurance business, or increased competition; emerging claim and coverage issues; the risk that ongoing regulatory developments will disrupt the Company’s business or mandate changes in industry practices that increase the Company’s costs; changes in economic conditions, including interest rate, currency, equity and credit conditions; the Company’s inability to access its subsidiaries’ cash; loss of services of any of the Company’s key employees; risks related to the Company’s use of reinsurance brokers; failure of the Company’s reinsurers to honor their obligations; regulatory and legislative changes; risks associated with the growth of the Company’s specialty insurance business; and other factors that are described in the Company’s filings with the Securities and Exchange Commission.
# # #

Visit OdysseyRe’s web site — www.odysseyre.com — for additional information about the Company. In addition, anyone may view the Company’s historical press releases and filings with the Securities and Exchange Commission, which provide additional data regarding the Company’s prior quarterly and year-to-date results. This historical information may be found on OdysseyRe’s web site under “Investor Information.”
# # #
Consolidated financial and segment information follows:

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
JUNE 30, 2005 (UNAUDITED) AND DECEMBER 31, 2004
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	June 30,	December 31,
	2005	2004
ASSETS
Investments and cash:
Fixed income securities, at fair value (amortized cost $2,576,346 and $2,478,614, respectively)	$2,667,729	$2,505,630
Equity securities:
Common stocks, at fair value (cost $518,640 and $435,279, respectively)	575,124	453,580
Common stocks, at equity	467,740	402,555
Short-term investments, at cost which approximates fair value	199,004	213,403
Other invested assets	222,444	149,075
Cash and cash equivalents	1,191,088	1,150,748
Cash collateral for borrowed securities	239,577	176,518

Total investments and cash	5,562,706	5,051,509
Investment income due and accrued	42,076	39,592
Premiums receivable	526,552	550,198
Reinsurance recoverables on loss payments	138,641	89,912
Reinsurance recoverables on unpaid losses	1,061,073	1,092,082
Prepaid reinsurance premiums	83,647	93,774
Funds held by ceding insurers	176,181	192,346
Deferred acquisition costs	171,833	171,083
Federal and foreign income taxes	88,788	102,298
Other assets	80,713	138,016

Total assets	$7,932,210	$7,520,810

LIABILITIES
Unpaid losses and loss adjustment expenses	$4,388,062	$4,228,021
Unearned premiums	829,132	832,305
Reinsurance balances payable	136,028	122,182
Funds held under reinsurance contracts	178,542	179,867
Debt obligations	481,573	376,040
Obligation to return borrowed securities	89,801	56,191
Other liabilities	115,207	140,704

Total liabilities	6,218,345	5,935,310

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; 200,000,000 shares authorized; 0 shares issued	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 65,142,857 shares issued	651	651
Additional paid-in capital	793,973	794,055
Treasury stock, at cost (277,177 and 387,879 shares, respectively)	(6,701)	(9,426)
Unearned compensation	(6,196)	(4,977)
Accumulated other comprehensive income, net of deferred income taxes	188,571	136,849
Retained earnings	743,567	668,348

Total stockholders’ equity	1,713,865	1,585,500

Total liabilities and stockholders’ equity	$7,932,210	$7,520,810

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
SIX AND THREE MONTHS ENDED JUNE 30, 2005 AND 2004 (UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Six Months	Six Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	June 30,	June 30,	June 30,	June 30,
	2005	2004	2005	2004
REVENUES
Gross premiums written	$1,283,468	$1,241,459	$601,901	$611,976
Ceded premiums written	130,170	138,209	64,178	61,965

Net premiums written	1,153,298	1,103,250	537,723	550,011
(Increase) decrease in unearned premiums	(11,288)	23,125	36,019	30,103

Net premiums earned	1,142,010	1,126,375	573,742	580,114
Net investment income	115,162	70,567	50,047	35,105
Net realized investment gains	7,943	67,256	7,792	32,417

Total revenues	1,265,115	1,264,198	631,581	647,636

EXPENSES
Losses and loss adjustment expenses	806,299	747,318	392,220	383,761
Acquisition costs	241,596	257,489	123,076	132,008
Other underwriting expenses	67,365	63,880	34,959	33,971
Other expense, net	14,265	4,956	6,038	2,596
Interest expense	13,917	12,799	7,511	6,405
Loss on early extinguishment of debt	2,060	—	2,060	—

Total expenses	1,145,502	1,086,442	565,864	558,741

Income before income taxes	119,613	177,756	65,717	88,895

Federal and foreign income tax provision (benefit):
Current	53,138	61,013	24,352	35,903
Deferred	(12,796)	(1,263)	(1,749)	(6,059)

Total federal and foreign income tax provision	40,342	59,750	22,603	29,844

NET INCOME	$79,271	$118,006	$43,114	$59,051

BASIC
Weighted average common shares outstanding	64,317,054	64,385,021	64,352,281	64,311,432

Basic earnings per common share	$1.23	$1.83	$0.67	$0.92

DILUTED
Weighted average common shares outstanding	69,874,831	70,384,802	69,765,394	70,330,771

Diluted earnings per common share	$1.16	$1.70	$0.63	$0.85

DIVIDENDS
Dividends declared per common share	$0.063	$0.063	$0.031	$0.031

COMPREHENSIVE INCOME (LOSS)
Net income	$79,271	$118,006	$43,114	$59,051
Other comprehensive income (loss), net of tax	51,722	(102,848)	71,532	(97,617)

Comprehensive income (loss)	$130,993	$15,158	$114,646	$(38,566)

ODYSSEY RE HOLDINGS CORP.
BUSINESS SEGMENTS
SIX AND THREE MONTHS ENDED
JUNE 30, 2005 AND 2004
(UNAUDITED)
(IN THOUSANDS)

	Six Months	Six Months		Three Months	Three Months
	Ended	Ended		Ended	Ended
	June 30,	June 30,	%	June 30,	June 30,	%
	2005	2004	Change	2005	2004	Change
GROSS PREMIUMS WRITTEN
Americas	$557,254	$618,879	(10.0)%	$250,497	$289,879	(13.6)%
EuroAsia	282,791	268,416	5.4	143,562	142,603	0.7
London Market	194,811	187,601	3.8	97,468	102,896	(5.3)
U.S. Insurance	248,612	166,563	49.3	110,374	76,598	44.1

Total	$1,283,468	$1,241,459	3.4%	$601,901	$611,976	(1.6)%

NET PREMIUMS WRITTEN
Americas	$536,238	$592,230	(9.5)%	$235,943	$278,033	(15.1)%
EuroAsia	270,393	255,702	5.7	142,473	133,953	6.4
London Market	174,312	161,380	8.0	85,102	91,863	(7.4)
U.S. Insurance	172,355	93,938	83.5	74,205	46,162	60.7

Total	$1,153,298	$1,103,250	4.5%	$537,723	$550,011	(2.2)%

NET PREMIUMS EARNED
Americas	$548,500	$607,677	(9.7%	$271,533	$310,453	(12.5)%
EuroAsia	271,201	231,822	17.0	139,019	116,197	19.6
London Market	177,551	203,178	(12.6)	86,876	106,515	(18.4)
U.S. Insurance	144,758	83,698	73.0	76,314	46,949	62.5

Total	$1,142,010	$1,126,375	1.4%	$573,742	$580,114	(1.1)%

	Six Months	Six Months		Three Months	Three Months
	Ended	Ended	Percentage	Ended	Ended	Percentage
	June 30,	June 30,	Point	June 30,	June 30,	Point
	2005	2004	Change	2005	2004	Change
LOSSES AND LOSS ADJUSTMENT EXPENSES RATIO
Americas	76.8%	66.8%	10.0	78.5%	68.6%	9.9
EuroAsia	67.1	64.0	3.1	57.6	62.1	(4.5)
London Market	62.7	66.1	(3.4)	56.9	62.5	(5.6)
U.S. Insurance	63.6	70.6	(7.0)	65.0	68.0	(3.0)

Total	70.6%	66.4%	4.2	68.4%	66.2%	2.2

ACQUISITION COSTS AND OTHER UNDERWRITING EXPENSES RATIO
Americas	29.7%	31.8%	(2.1)	30.6%	30.9%	(0.3)
EuroAsia	26.5	26.2	0.3	26.9	27.7	(0.8)
London Market	24.8	25.3	(0.5)	25.8	25.0	0.8
U.S. Insurance	20.5	18.7	1.8	20.0	24.2	(4.2)

Total	27.1%	28.5%	(1.4)	27.5%	28.6%	(1.1)

COMBINED RATIO
Americas	106.5%	98.6%	7.9	109.1%	99.5%	9.6
EuroAsia	93.6	90.2	3.4	84.5	89.8	(5.3)
London Market	87.5	91.4	(3.9)	82.7	87.5	(4.8)
U.S. Insurance	84.1	89.3	(5.2)	85.0	92.2	(7.2)

Total	97.7%	94.9%	2.8	95.9%	94.8%	1.1